EXHIBIT 3.1


                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                 TELIDENT. INC.

            I, the undersigned, as President of Telident, Inc., a Minnesota corporation, do hereby certify that the shareholders of the corporation have unanimously resolved to amend and restate the Articles of Incorporation in accordance with the following resolution:

                        RESOLVED, That the Articles of Incorporation
            of this corporation be amended and restated in their entirety as follows:

                                    ARTICLE I

            The name of this corporation shall be Telident, Inc.

                                   ARTICLE II

            The location and address of this corporation's registered office in this state shall be 4510 West 77th Street, Edina, Minnesota 55435.

                                   ARTICLE III

            The total authorized number of shares of this corporation is Ten Million (10,000,000) shares, all of which shall be shares of common stock of the par value of one cent ($.01) per share.

                                   ARTICLE IV

            Shareholders shall have no rights of cumulative voting.

                                    ARTICLE V

            Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

                                   ARTICLE VI

            The name and address of the incorporator of this corporation is:

                        Clarence L. Wolfe
                        4510 West 77th Street
                        Suite 199
                        Edina, Minnesota 55435

                                   ARTICLE VII

            The Board of Directors of this corporation shall consist of three directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders;
(ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 302A, the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

            Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                        FURTHER RESOLVED, That Clarence L. Wolfe, the
            President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

                        I FURTHER CERTIFY that the foregoing Amendment
            and Restatement has been adopted pursuant to chapter 302A, Minnesota Statutes.


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


            IN WITNESS WHEREOF, I have hereunto subscribed my name this 13th day of December, 1988.

                                        /s/ Clarence L. Wolfe
                                        Clarence L. Wolfe
                                        President

                         ARTICLES OF AMENDMENT

                                  OF

                       ARTICLES OF INCORPORATION

                                  OF

                            TELIDENT, INC.

            I, the undersigned, as President of Telident, Inc., a Minnesota corporation, do hereby certify that the shareholders of the corporation have approved an amendment to the corporation's Articles of Incorporation in accordance with the following resolutions:

                        RESOLVED, That Article III of the Articles of
            Incorporation of this corporation be amended as follows:

                              ARTICLE III

            The total number of shares of all classes of stock that the corporation shall be authorized to issue is twenty-five million (25,000,000) shares, divided into the following: (i) five million (5,000,000) shares of Preferred Stock, of the par value of $.0l per share; and (ii) twenty million (20,000,000) shares of Common Stock, of the par value of $.01 per share. A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

            A. Preferred Stock

                        l. Issuance in Series. The Preferred Stock may
            be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series and, within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established, but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in the event of involuntary liquidation; (d) the amount payable upon shares in the event of voluntary liquidation; (e) sinking fund provisions, if any, for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (g) voting rights. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law.

                        2. Dividends. The holders of each series of
            Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, dividends at the rate theretofore fixed by the Board of Directors for such series of Preferred Stock.

                        3. Preferred Dividends Cumulative. Dividends
            on all Preferred Stock, regardless of series, shall be cumulative. No dividend shall be declared on any series of Preferred Stock for any dividend period unless all dividends accumulated for all prior dividend periods shall have been declared or shall then be declared at the same time upon all Preferred Stock then outstanding. No dividend shall be declared on any series of Preferred Stock unless a dividend for the same period shall be declared at the same time upon all Preferred Stock outstanding at the time of such declaration in like proportion to the divided rate then declared. No dividend shall be declared or paid on the Common Stock unless full dividends on all Preferred Stock then outstanding for all past dividend periods and for the current dividend period shall have been declared and the corporation shall have paid such dividends or shall have set apart a sum sufficient for the payment thereof.

                        4. Preferences on Liquidation. In the event of
            any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock shall be entitled to receive the amount fixed for such purpose in the resolution or resolutions of the Board of Directors establishing the respective series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefor in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the Common Stock. A consolidation, merger or reorganization of the corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the corporation shall not be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.

                        5. Redemption. The whole or any part of the
            outstanding Preferred Stock or the whole or any part of any series thereof may be called for redemption and redeemed at any time at the option of the corporation, subject to and in accordance with such terms and conditions as shall be set forth in the resolutions of the Board of Directors establishing the respective series of Preferred Stock. The holders of the particular shares of the Preferred Stock so to be redeemed shall be entitled to receive, at the time of redemption of such shares, the redemption price fixed for such shares in the resolution or resolutions of the Board of Directors establishing the particular series of which such shares are a part together with a sum equal to the amount of all accumulated and unpaid dividends thereon to the date fixed for redemption at the dividend rate fixed for such shares in the aforesaid resolution or resolutions.

            B. Common Stock

                        1. Dividends. Subject to all the rights of the
            Preferred Stock or any series thereof and on the conditions set forth in Part A of this Article III or in any resolution of the Board of Directors providing for the issuance of any referred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                        2. Voting Rights. Each holder of Common Stock
            shall be entitled to one vote for each share held.

                        3. Issuance. The shares of Common Stock may be
            issued from time to time at the option and discretion of the Board of Directors of the corporation for such consideration as may be fixed from time to time by the Board of Directors in compliance with the Minnesota Business Corporation Act, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

                        4. Miscellaneous. Each and every share of
            Common Stock shall be equal and without preference or without classification as between such shares of stock, and none of such shares of stock shall, in the hands of any person whomsoever, be liable, or render such person liable, to pay any assessment or any obligation or payment on account of the debts or obligations of the corporation.

                        FURTHER RESOLVED, That Michael J. Miller, the
            President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

                        I FURTHER CERTIFY that the foregoing amendment
            has been adopted pursuant to chapter 302A, Minnesota
            Statutes.

            IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of June, 1994.

                                          /s/ Michael J. Miller
                                          Michael J. Miller
                                          President, Telident, Inc.

                         ARTICLES OF AMENDMENT

                                  OF

                       ARTICLES OF INCORPORATION

                                  OF

                            TELIDENT, INC.

            The undersigned, Michael J. Miller, as President of Telident, Inc., a corporation organized and existing under the laws of the State of Minnesota, does hereby certify that, pursuant to actions taken by the Board of Directors on May 14, 1996, pursuant to Sections 302A.139 and 302A.402 of the Minnesota Business Corporation Act, the following resolutions were duly adopted by the Board of Directors, amending the first paragraph of Article III of the Articles of Incorporation of the corporation as follows:

                        RESOLVED, That the first paragraph of Article
            III (Sections A and B thereof not being amended or otherwise changed) of the Articles of Incorporation of this corporation be amended (such amendment not adversely affecting the rights or preferences of the holders of outstanding shares of any class or series and not resulting in the percentage of authorized shares of the corporation which were unissued prior to the change exceeding the percentage of such shares that are unissued after the change) to effect a one-for-two reverse stock split as follows:

                              ARTICLE III

                        "The total number of shares of all classes of
            stock that the corporation shall be authorized to issue is twelve million five hundred thousand (12,500,000) shares, divided into the following: (i) two million five hundred thousand (2,500,000) shares of Preferred Stock, of the par value of $.02 per share; and (ii) ten million (10,000,000) shares of Common Stock, of the par value of $.02 per share. A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as described in Sections A and B of this Article III.

                        "Effective June 4, 1996, (i) each two (2)
            issued and outstanding shares of Common Stock of this corporation shall be combined into one (1) share of validly issued, fully paid and nonassessable share of Common Stock and (ii) the authorized shares of Series I Convertible Preferred Stock of this corporation shall be 250,000 shares with a "Stated Value" of $4.00 per share and each two (2) issued and outstanding shares of the Series I Convertible Preferred Stock of this corporation shall be combined into (1) share of validly issued, fully paid and nonassessable share of Series I Convertible Preferred Stock. Each person at that time holding of record any issued and outstanding share of Common Stock or Series I Convertible Preferred Stock, as the case may be, shall receive upon surrender thereof to the corporation's authorized agency a stock certificate or certificates to evidence and represent the number of shares of post reverse stock split Common Stock or Series I Convertible Preferred Stock to which the stockholder is entitled after this reverse split; provided, however, that this corporation shall not issue fractional shares of Common Stock or Series I Convertible Preferred Stock, as the case may be, in connection with this reverse stock split, but, in lieu thereof, this corporation shall make a cash payment at the rate of $___ for each share (prior to this reverse stock split) of Common Stock and shall make a cash payment at the rate of $2.00 for each share (prior to the reverse stock split) of Series I Convertible Preferred Stock to the holders thereof who would otherwise be entitled to receive fractional shares except for the provisions hereof upon surrender of certificates representing those shares to the corporation's authorized agency. The ownership of such fractional interests shall not entitle the holders thereof to any voting, dividend or other right except the right to receive payment therefor as described above."

                        FURTHER RESOLVED, that the President of the
            corporation be, and he hereby is, authorized and directed to file Articles of Amendment of the Articles of Incorporation of this corporation embodying the foregoing resolution and to cause the same to be filed with the Secretary of State of the State of Minnesota in accordance with the laws of the State of Minnesota.

            IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name as President of the corporation pursuant to the foregoing resolutions this 3rd day of June, 1996.

                                          TELIDENT, INC.

                                          By /s/ Michael J. Miller
                                             ---------------------------
                                                 Michael J. Miller
                                                 President

                         ARTICLES OF AMENDMENT
                                TO THE
                  RESTATED ARTICLES OF INCORPORATION
                                  OF
                            TELIDENT, INC.

            THE UNDERSIGNED, W. Edward McConaghay, the President of Telident, Inc., a Minnesota corporation (the "Corporation"), for the purposes of amending the Corporation's Restated Articles of Incorporation under the provisions of Minnesota Statutes, Section 302A.135, hereby states that:

            FIRST: The name of the corporation is Telident, Inc.

            SECOND: The first paragraph of Article III of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                              ARTICLE III

                        The total number of shares of all classes of
            stock that the corporation shall be authorized to issue is FIFTY MILLION (50,000,000) shares, divided into the following: (i) TEN MILLION (10,000,000) shares of Preferred Stock, of the par value of $.02 per share; and FORTY MILLION (40,000,000) shares of Common Stock, of the par value of $.02 per share. A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes and the limitations on or denial of the voting rights of the shares of such classes of stock are as described in Sections A and B of this Article III.

            THIRD: This amendment to the Restated Articles of Incorporation of the Corporation was approved by the Directors and the Shareholders of the Corporation at meetings held on September 11, 1997.

            FOURTH: In addition to the foregoing, the Amendments set forth herein have been adopted pursuant to Minnesota Statutes, Chapter 302A.

            IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation at Minneapolis, Minnesota on November 5, 1997.

                                          /s/ W. Edward McConaghay
                                          --------------------------------------
                                          W. Edward McConaghay
                                          President

                           THIRD ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 TELIDENT, INC.

            The undersigned, Brian D. Wenger, as Secretary of Telident, Inc., a corporation organized and existing under the laws of the State of Minnesota, does hereby certify that, pursuant to actions taken by the Board of Directors on December 30, 1997, pursuant to Chapter 302A and Sections 302A.139 and 302A.402 of the Minnesota Business Corporation Act, the first two paragraphs of Article III of the Restated Articles of Incorporation of Telident, Inc. are amended and restated, as of January 13, 1998, to provide as follows:

                                   ARTICLE III

                        The total number of shares of all classes of
            stock that the corporation shall be authorized to issue is twelve million five hundred thousand (12,500,000) shares, divided into the following: (i) two million five hundred thousand (2,500,000) shares preferred stock, of the par value of $.08 per share (the "Preferred Stock"); and (ii) ten million (10,000,000) shares of common stock of the par value of $.08 per share (the "Common Stock"). A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as described in Sections A and B of this Article III.

                        Effective January 13, 1998, (i) each four (4)
            issued and outstanding shares of Common Stock of this corporation shall be combined into one (1) share of validly issued, fully paid and nonassessable share of Common Stock; (ii) each four (4) issued and outstanding shares of Series I Convertible Preferred Stock of this corporation shall be combined into (1) share of validly issued, fully paid and nonassessable share of Series I Convertible Preferred Stock; and (iii) each four (4) issued and outstanding shares of Series II Convertible Preferred Stock of this corporation shall be combined into one (1) share of validly issued, fully paid and nonassessable share of Series II Convertible Preferred Stock. Each person at that time holding of record any issued and outstanding share of Common Stock, Series I Convertible Preferred Stock or Series II Convertible

            Preferred Stock, as the case may be, shall receive upon surrender thereof to the corporation's authorized agency a stock certificate or certificates to evidence and represent the number of shares of post reverse stock split Common Stock, Series I Convertible Preferred Stock or Series II Convertible Preferred Stock to which the stockholder is entitled after this reverse split; provided, however, that this corporation shall not issue fractional shares of Common Stock, Series I Convertible Preferred Stock or Series II Convertible Preferred Stock, as the case may be, in connection with this reverse stock split, but, in lieu thereof, this corporation shall make a cash payment representing the value of such fractional share based upon the closing price of a share of Common Stock on January 13, 1998 as reported by the Nasdaq Stock Market, a cash payment at the rate of $4.00 for each share (prior to the reverse stock split) of Series I Convertible Preferred Stock and a cash payment at the rate of $1.125 for each share (prior to the reverse stock split) of Series II Convertible Preferred Stock to the holders thereof who would otherwise be entitled to receive fractional shares except for the provisions hereof upon surrender of certificates representing those shares to the corporation's authorized agency. The ownership of such fractional interests shall not entitle the holders thereof to any voting, dividend or other right except the right to receive payment therefor as described above.

            IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name as Secretary of the corporation pursuant to the foregoing resolutions this 7th day of January, 1998.

                                          TELIDENT, INC.


                                          By /s/ Brian D. Wenger
                                             -----------------------------------
                                                 Brian D. Wenger
                                                 Secretary

                      CERTIFICATE OF DESIGNATION
                OF SERIES I CONVERTIBLE PREFERRED STOCK


            I, the undersigned, as President of Telident, Inc., a Minnesota corporation, do hereby certify that the Board of Directors of the Corporation unanimously resolved, on June 30, 1994, to establish a class of Preferred Stock as permitted in Article III of the Corporation's Articles of Incorporation, as amended, in accordance with the following resolutions:

            RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to issue an aggregate of 500,000 shares of the Company's Preferred Stock to Willis Drake, Richard Hencley and Warren Tyler in consideration for which such individuals shall pay an aggregate of $1,000,000 (i.e., $2.00 per share, the "Stated Amount"), such amount to be paid by such individuals' satisfaction and payment of the Company's Renewal Revolving Promissory Note for $1,000,000 with the National City Bank of Minneapolis.

            FURTHER RESOLVED, that such shares of Preferred Stock shall be referred to as the Series I Convertible Preferred Stock of the Company (the "Series I Preferred Stock") and shall have the following relative rights and preferences:

                        A. Rate of Dividend. The holders of the
                  Series I Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, yearly dividends at the rate of 1% over the base rate from time to time of the National City Bank of Minneapolis, Minneapolis, Minnesota on the Stated Amount outstanding from time to time and no more, payable monthly on the first day of each month with proper adjustment for any dividend period which is less than a full month. Such dividends shall be payable before any dividends shall be paid upon, or set apart for, the Common Stock of the Company and shall be cumulative, so that if for any monthly dividend period, dividends at the rate set forth above shall not have been paid upon or set apart for the Series I Preferred Stock, the deficiency

                  (but without interest) shall be fully paid or set apart for payment, before any dividend shall be paid upon, or set apart, for the Common Stock.

                        B Redemption Right. Subject to the terms
                  hereof, the shares of Series I Preferred Stock are subject to redemption at the option of the Company at 100% of the Stated Amount, in each case together with accrued dividends to the date fixed for redemption. If less than all of the Series I Preferred Stock are to be redeemed, the particular shares of Series I Preferred Stock to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Company, from the outstanding Series I Preferred Stock not previously called for redemption, in such manner as the Company deems fair and equitable; provided that any such redemption shall be substantially on a pro-rata basis. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date selected by the Company for redemption (the "Redemption Date"), to each holder of Series I Preferred Stock. All notices of redemption shall state:
                  (i) the Redemption Date, (ii) if less than all outstanding shares of Series I Preferred Stock are to be redeemed, the identification of the shares of Series I Preferred Stock to be redeemed, and (iii) the place where such shares of Series I Preferred Stock are to be surrendered for redemption.

                        C. Right of Conversion. At any time prior
                  to the redemption of the Series I Preferred
                  Stock, holders thereof shall have the right to convert all or a portion of such shares from time to time into shares of the Common Stock of the Company at the conversion rate of one share of Series I Preferred Stock for one share of such Common Stock; provided that such conversion rate shall be subject to adjustment as provided herein. In case the Company shall, at any time or from time to time, subdivide the outstanding shares of Common Stock into a greater number of shares, then with respect to each such subdivision the number of shares of Common Stock deliverable upon conversion of each share of Series I Preferred Stock shall be increased in proportion to the increase resulting from such subdivision in the number of outstanding shares of Common Stock; and in case the Company shall, at any time or from time to time, combine the outstanding shares of Common Stock into a smaller number of shares, then with respect to each such combination the number of shares of Common Stock deliverable upon the conversion of each share of Series I Preferred Stock shall be decreased in proportion to the decrease resulting from such combination in the number of outstanding shares of Common Stock. In case the Company shall, at any time or from time to time, change the outstanding Common Stock into the same or a different number of shares of any other class or classes of stock or shall affect any other change in the Common Stock pursuant to a reorganization or merger of the Company or otherwise, the Board of Directors of the Company shall take whatever action they deem necessary in order to protect the conversion right of the holders of Series I Preferred Stock so that a holder of such stockshall, upon conversion, be entitled to receive the number of shares of stock of the Company or of a successor corporation which such holder would have been entitled to receive if the holder had, prior to such change of the outstanding Common Stock, converted a number of shares of Series I Preferred Stock equal to the number so to be converted by the holder.

                        D. Liquidation of Assets on Dissolution.
                  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of Series I Preferred Stock shall be entitled to receive the Stated Account for such stock in preference to the holders of Common Stock, plus any accrued and unpaid dividends to the date of dissolution before any distribution is made to the holders of Common Stock, and shall be entitled to no further distribution. If upon any dissolution, the assets distributable among the holders of the shares of Series I Preferred Stock and all parity stock shall be insufficient to permit the payment in full to the holders of the preferential amounts payable, then the shares of Series I Preferred Stock and all parity stock shall share ratably in the distribution of assets in accordance with the sums which would be payable in the distribution if all sums payable were discharged in full. Neither the voluntary sale, conveyance or exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company, nor the consolidation or merger of the Company shall be deemed to be a voluntary or involuntary dissolution of the Company.

                        E. Voting Rights. Except as may be
                  otherwise provided by the Minnesota Business
                  Corporation Act, the Series I Preferred Stock and Common Stock shall have equal voting rights and the holder shall be entitled to one vote in person or by proxy for each share of stock held.

            FURTHER RESOLVED, that Michael J. Miller, President of the Company, be, and hereby is, authorized and directed to make and execute a Certificate of Designation embracing the foregoing resolutions and to cause such Certificate of Designation to be filed with the office of the Secretary of State of the State of Minnesota.

            I FURTHER CERTIFY, that the foregoing Certificate of Designation has been adopted pursuant to Chapter 302A, Minnesota Statutes.

            IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day of September, 1994.

                                          /s/ Michael J. Miller
                                          --------------------------------------
                                          Michael J. Miller
                                          President, Telident, Inc.

                            TELIDENT, INC.

                      CERTIFICATE OF DESIGNATION
               OF SERIES III CONVERTIBLE PREFERRED STOCK


            I, the undersigned, as President and Chief Executive Officer of Telident, Inc., a Minnesota corporation (the "Corporation"), do hereby certify that the Board of Directors of the Corporation unanimously resolved, on April 8, 1998, to establish a class of Preferred Stock as permitted in Article III of the Corporation's Articles of Incorporation, as amended, in accordance with the following resolutions:

            RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to issue 400,000 shares of the Corporation's Preferred Stock and Warrants to purchase 400,000 shares of Common Stock of the Corporation to the Purchasers identified in that certain Stock Purchase Agreement dated April 13, 1998 by and among the Corporation and the Purchasers named therein (the "Stock Purchase Agreement"), in consideration for which the Purchasers shall pay the Corporation $1,000,000.00, such amount to be paid by wire transfer concurrently with the issuance of the Corporation's stock certificates representing said shares and the warrants.

            FURTHER RESOLVED, that such shares of Preferred Stock shall be referred to and designated as the Series III
            Convertible Preferred Stock of the Corporation (the
            "Series III Preferred Stock") and shall have the following relative rights and preferences:

                                   ARTICLE I.

            TERMS OF THE SERIES III CONVERTIBLE PREFERRED STOCK:

            A. Voting Privileges.

            1. General. Each holder of Series III Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Series III Preferred Stock are then convertible, as hereinafter provided. Except as provided herein or as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the stockholders.

            2. No Cumulative Voting. No holder of shares of Series III Preferred Stock of the Corporation shall have any cumulative voting rights.

            3. Mergers, Consolidations and Dispositions of Assets. Without the affirmative vote or written consent of the holders (acting together as a class) of 66.67% of the shares of Series III Preferred Stock at the time outstanding, the Corporation shall not enter into any agreement or understanding to (i) merge or consolidate the Corporation into or with another corporation, (ii) merge or consolidate any other corporation into or with the Corporation, (iii) effectuate a plan of exchange between the Corporation and any other corporation, (iv) sell, transfer or dispose of all or substantially all of the assets of the Corporation; (v) amend this Certificate of Designation; or (vi) issue any shares of the Corporation's capital stock which have rights and preferences greater than those of the Series III Preferred Stock.

            B. Dividends.

            In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock or series I convertible preferred stock, a comparable dividend or distribution must be simultaneously declared or made with respect to the outstanding shares of Series III Preferred Stock. In the event any dividend or distribution is declared or made with respect to the Common Stock or the series I convertible stock, each holder of shares of Series III Preferred Stock shall be paid such comparable dividend or receive such comparable distribution on the basis of the number of shares of Common Stock into which such holder's shares of such Series III Preferred Stock are then convertible, as hereinafter provided.

            Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

            C. Other Terms of the Series III Preferred Stock.

            1. Liquidation Preference. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series III Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of Series III Preferred Stock in the amounts herein fixed pari passu with series I convertible preferred stock and before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Series III Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series III Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution in proportion to the full amounts to which such holders would otherwise be entitled.

            Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series III Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (2) below.

            2. Conversion Right. At the option of the holders thereof, all or any portion of the shares of Series III Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate). Upon any such conversion, each share of Series III Preferred Stock which a holder elects to convert shall be converted into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation equal to the quotient of (x) the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) of such share of Series III Preferred Stock, divided by (y) the lesser of (i) the Conversion Price (as hereinafter defined) or (ii) if the average of the closing bid price for the shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) on the ten (10) trading days prior to the date that the Corporation receives written notice of conversion from such holder of such Series III Preferred Stock (the"Average Price") is less than the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), then 80% of such Average Price. The initial Conversion Price shall be the Per Share Purchase Price; such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions shall govern such right of conversion:

            a. In order to convert shares of Series III Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Series III Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common

                        Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. Within two
                        (2) business days after delivery of a conversion notice, the Corporation shall issue and deliver or cause to be issued and delivered to the holder a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion. If the holder shall elect to convert only a portion of the shares of Series III Preferred Stock, the Corporation shall deliver, within two (2) business days of the conversion notice, a new stock certificate representing the balance of the shares represented by the surrendered certificate which shall not have been converted.

            b. Except for (i) options to purchase shares of Common Stock pursuant to the Corporation's 1988 Stock Option Plan adopted by the Corporation which are outstanding as of the date hereof and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plan and (ii) shares of Common Stock issued upon conversion of the Series III Preferred Stock or exercise of the Warrants issued to the holders of the Series III Preferred Stock pursuant to the Stock Purchase Agreement or other warrants, or rights to purchase or convert into securities of the Corporation, outstanding as of the date hereof, if and whenever the Corporation shall issue or sell any additional shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to such lesser price as is determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined in accordance with this paragraph 2) for the issuance or sale of such additional shares would purchase at the Conversion Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares.

                                    For the purposes of this subparagraph (b),
                        the following provisions (1) to (3), inclusive, shall also be applicable:

                        (1) In case at any time the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by
                                    (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (2) In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph (b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                        (3) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (f) below, shall be made after giving effect to such adjustment of the Conversion Price.

            c. In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (d) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series III Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series III Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since the issuance of such shares of Series III Preferred Stock, such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

            d. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            e. If (i) the purchase price provided for in any right or option referred to in clause (1) of subparagraph (b), or
                        (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of subparagraph
                        (b), or (iii) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of subparagraph (b) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of subparagraph (b), or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of subparagraph (b) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of

                        (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

            f. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series III Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Series III Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series III Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series III Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series III Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series III Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series III Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

            g.          In case at any time:

                        (1) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                        (2) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                        (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                        (4) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                        (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                        then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series III Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

            h. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph (2) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series III Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

            i. As used in this paragraph (2) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Series III Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Series III Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph
                        (f) above.

            j. No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the day of conversion. "Market Price" shall mean if the Common Stock is traded on a securities exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, the closing price of the Common Stock on such exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "Market Price" is being determined. If at any time the Common Stock is not traded on an exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, or otherwise traded in the over-the-counter market, the "Market Price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

            k. The holders of the Series III Preferred Stock shall be entitled to the registration rights provided for in
                        Section 11 of the Stock Purchase Agreement.

            l. Whenever the Conversion Price is adjusted, as provided herein, the Corporation shall promptly, but in no event more than 3 days following such adjustment, give each holder of Series III Preferred Stock notice of such adjustment, certified by the chief financial officer of the Corporation, setting forth the new Conversion Price, the computation by which such adjustment was made and a brief statement of the facts requiring such adjustment.

            m. In the event that (i) (A) the Corporation shall fail for any reason to deliver shares of Common Stock to a holder upon conversion of the Series III Preferred Stock within the time period specified in paragraph 2(a), or (B) the Corporation shall fail to remove any restrictive legend on any certificates evidencing such shares of Common Stock as and when required under Section 4.3 of the Stock Purchase Agreement, and (ii) thereafter, such holder shall purchase (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of (A) all or part of the shares of Common Stock which such holder anticipated receiving upon such conversion, or (B) all or a portion of such unlegended shares of Common Stock, as the case may be (in each case, the "Sold Shares"), then the Corporation shall pay to such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased shall exceed (y) the net proceeds received by such holder from the sale of the Sold Shares. The Corporation shall make any payments required pursuant to this paragraph (m) within five (5) days after the receipt of written notice from a holder setting forth the calculation of the amount due hereunder.

            3. Mandatory Conversion. The Series III Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of such Preferred Stock, concurrently with the closing of any public offering by the Corporation of shares of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, in which (1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $5,000,000 or such lesser amount as may be approved by the holders of at least 66.67% of the shares of Preferred Stock then outstanding, and (2) the public offering price per share of Common Stock is at least $5.00 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of 66.67% of the shares of Preferred Stock then outstanding.

            4. Definition. All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Stock Purchase Agreement.


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


            5. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations under this Certificate of Designation shall cause irreparable harm to the holders of the Series III Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, that each holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

            FURTHER RESOLVED, that W. Edward McConaghay, President of the Corporation, be, and hereby is, authorized and directed to make and execute a Certificate of Designation embracing the foregoing resolutions and to cause such Certificate of Designation to be filed with the office of the Secretary of State of the State of Minnesota.

            IN WITNESS WHEREOF, this Certificate of Designation is hereby executed on behalf of the Corporation by W. Edward McConaghay, its President, this 13th day of April, 1998, pursuant to Chapter 302A, Minnesota Statutes.


                                   TELIDENT, INC.



                                   By /s/ W. Edward McConaghay
                                      ------------------------------------------
                                      W. Edward McConaghay
                                      Its: President and Chief Executive Officer


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